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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 1995, which appears on page 34 of the 1995 Annual Report to Stockholders of Dean Foods Company, which is incorporated by reference in Dean Foods Company's Annual Report on Form 10-K for the year ended May 28, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 16 of such Annual Report on Form 10-K.





/s/ PRICE WATERHOUSE LLP
- ------------------------
PRICE WATERHOUSE LLP


Chicago, Illinois
July 25, 1996





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